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                                                                    Exhibit 8(b)

[Logo of Maslon Edelman Borman and Brand]           3300 WELLS FARGO CENTER
                                                    90 SOUTH SEVENTH STREET
                                               MINNEAPOLIS, MINNESOTA 55402-4140
                                                        (612) 672-8200
                                                      FAX (612) 672-8397

                                                        www.maslon.com

                                                                January 11, 2002

Century Bancshares, Inc.
11455 Viking Drive
Eden Prairie, MN 55344


          Re: Federal Income Tax Consequences of Merger between Marshall & Ilsley Corporation and Century Bancshares, Inc.

Gentlemen:

     We have acted as counsel to Century Bancshares, Inc., a corporation organized under the laws of the State of Minnesota ("Century") in connection with the planned merger (the "Merger") of Century with and into Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), pursuant to the Agreement and Plan of Merger dated as of December 3, 2001, by and between M&I and Century as described in the proxy statement of Century and prospectus of M&I dated January 15, 2002 (the "Proxy Statement/Prospectus"), that is part of the registration statement on Form S-4, dated January 15, 2002 (the "Registration Statement"), to which this opinion is attached as an exhibit.

     It is our opinion that the discussion set forth under the heading "THE MERGER - Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus accurately describes our opinion regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and is a fair and accurate summary of the matters therein discussed, subject to the limitations therein contained.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "THE MERGER - Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,



                                            /s/ Barry A. Gersick
                                                Barry A. Gersick

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